The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-251354
SUBJECT TO COMPLETION, DATED JANUARY 19, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated December 15, 2020)
$200,000,000
Common Stock
We are offering $200,000,000 of shares of our common stock. Our common stock is traded on the Nasdaq Capital Market under the symbol “CYRX.” On January 15, 2021, the last reported sale price for our common stock on the Nasdaq Capital Market was $64.04 per share. At an assumed public offering price of $64.04 per share, we would offer 3,123,048 shares in this offering.
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” beginning on page S-20 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $30,000,000 of shares of our common stock at the public offering price set forth above, less underwriting discounts and commissions.
The underwriters expect to deliver the common stock to the investors in book-entry form through the facilities of The Depository Trust Company on or about January   , 2021.
Joint Book-Running Managers
Morgan Stanley Jefferies SVB Leerink UBS Investment Bank
Prospectus Supplement dated           , 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the U.S. Securities and Exchange Commission, or the SEC, subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any securities or combination of the securities described in the accompanying prospectus. We urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectuses that we have authorized for use in connection with this offering, the documents incorporated by reference herein and therein and the additional information under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.
We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared and to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Purchasers of our common stock in this offering should not place undue reliance on the pro forma and pro forma as adjusted information, or any other information that gives effect to the acquisitions of CRYOPDP and Chart Industries, Inc.’s MVE cryobiological storage business, or MVE Biological Solutions. The unaudited pro forma condensed combined financial information giving effect to our acquisitions of CRYOPDP and MVE Biological Solutions, that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on December 14, 2020 is subject to numerous estimates, assumptions and uncertainties and does not purport to reflect what our consolidated financial position or results of operations would have been had the CRYOPDP and MVE Biological Solutions acquisitions and the other transactions reflected in that pro forma financial information been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our future financial position or results of operations.
Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus, the terms “Cryoport,” the “Company,” “we,” “our,” or “us” refer to Cryoport, Inc. and its consolidated subsidiaries.

S-iii

FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or other similar words, which are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus supplement and the accompanying prospectus, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by us or any other person that our events or plans will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus supplement and the accompanying prospectus. Forward-looking statements include, but are not necessarily limited to, those relating to:
•
the expected benefits of our acquistions, including of Cryogene Partners, CRYOPDP and MVE Biological Solutions, and our ability to successfully integrate those businesses;

•
the anticipated impact of the COVID-19 pandemic, as well as our anticipated plans and responses to the COVID-19 pandemic;

•
our expectations about future business plans, strategies, prospective financial performance and opportunities, including potential acquisitions;

•
projected trends in the market in which we operate;

•
our intention to introduce new products or services;

•
our expectations about securing and maintaining strategic relationships with global couriers or large clinical research organizations;

•
our future capital needs and ability to raise capital on favorable terms or at all;

•
results of our research and development efforts; and

•
approval of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. We discuss many of the risks and uncertainties in greater detail under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. Actual results could differ materially from those anticipated as a result of these risks and uncertainties, as well as those detailed in our other SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus supplement and accompanying prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

S-iv

This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, also contain estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data referred to in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified these estimates generated by independent third parties. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our Company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-8, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement adds to, updates and changes information in the accompanying prospectus. Unless otherwise noted, all information contained herein regarding our business assumes we have owned CRYOPDP and MVE Biological Solutions for all periods discussed. See “Recent Developments — Acquisitions” section below.
About Cryoport
Overview
We are redefining the temperature-controlled supply chain for the life sciences industry by providing a unique and evolving platform of critical products and solutions, including advanced packaging, informatics, specialty logistics services, biostorage services, and cryogenic life sciences equipment. With over 600 employees spread across 30 locations worldwide, we are engaged in providing global solutions to the pharma/biopharma, reproductive medicine, and animal health markets. Our primary focus is on addressing the critical temperature-controlled supply chain needs within the biopharmaceutical space with an emphasis on serving the rapidly-growing cell and gene therapy, or C&GT, market.
Our Strategy
We are focused on establishing best-in-class, comprehensive temperature-controlled supply chain solutions that support the expanding global landscape of the life sciences industry. We believe our growth strategy aligns with the growth of the markets we serve and our customers within them. In particular, we identified the C&GT market as a high growth market, with unmet supply chain needs that we believe can benefit significantly from our solutions. The global C&GT market was valued at approximately $4.2 billion in 2019 and is projected to grow to over $33.1 billion by 2024.
Over the last several years, we have grown to become a leader in supporting C&GT clinical trials globally. As of the end of the third quarter of 2020, we supported over 500 clinical trials and four commercial therapies, including KYMRIAH by Novartis and YESCARTA by Gilead/Kite. In addition, seven additional Cryoport supported therapies filed for commercial approval with the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, as of the end of the third quarter of 2020. Based on publicly disclosed information, industry data, and internal forecasts, we estimate that up to 23 additional Cryoport supported C&GTs, currently in clinical trials, may file for regulatory approval during the course of 2021. Commercial approvals of these therapies provide an opportunity to become significant revenue drivers for us in the future as each of them requires comprehensive temperature-controlled supply chain support and services at commercial scale, and we expect that many will select us as their critical supply chain solution as a result of our work in connection with their clinical trials.
We intend to build on our recent history of developing market-leading, temperature-controlled supply chain solutions and delivering strong growth through the following strategies:
•
Superior service to our clients.   We strive to provide our clients with best-in-class solutions to help manage some of the most critical aspects of their evolving businesses with advanced temperature-controlled supply chain solutions tailored to their specific requirements.

•
Continuous innovation.   We plan to capitalize on our internal technological expertise to develop products and solutions that address unmet needs in the global supply chain of the C&GT market and the other life sciences markets we serve. We plan to strengthen our existing products and solutions with complementary products, solutions and innovative technologies that are designed to provide our customers with tailored solutions to manage the critical aspects of the supply chain effectively and efficiently.

•
Geographical expansion.   We intend to expand our global commercial presence by continuing to broaden our capabilities within our existing network and selectively build out new global supply chain centers, manufacturing facilities, and infrastructure in support of known and anticipated growth in demand for our solutions and equipment.

•
Strategic logistics alliances and collaborations.   We have been successful in establishing strategic alliances around the world as a means for our current and prospective client base to utilize our solutions. We have focused our efforts on market leading companies in the logistics services industry as well as participants in the life sciences industry. These strategies drive integration of our solutions into our alliance partners’ services. We currently support the three largest integrators in the world: FedEx, DHL and UPS, with advanced cryogenic logistics solutions for the life sciences industry. Our Compliance Unified Ecosystem includes alliance partners such as McKesson Specialty Health, a division of McKesson Corporation, Be The Match BioTherapies, Brooks Life Sciences, EVERSANA, Lonza, Medipal and Vineti. The overarching goal of these partnerships is to provide fully integrated solutions including, but not limited to, process optimization that reduces risk, increases transparency, and improves certainty.

•
Targeted acquisitions.   We intend to continue to selectively pursue acquisitions that may include innovative technologies and solutions and/or geographic competencies and capabilities to ensure we further enhance and broaden our market leadership and enable our clients to successfully bring products and life-saving therapies to market.

•
Setting industry standards.   Our supply chain solutions are designed to support our clients’ initiatives through early-stage studies, clinical trials, and their global commercialization. We believe our ‘first mover’ advantage and the experience we have gained in supporting the C&GT market have positioned us as a market leader in the space with a strong platform of comprehensive products and solutions that have been adopted by many leading life sciences companies. A key strategy for further accelerating market adoption of our enabling solutions is to maintain and extend our position as the industry leader in the markets we serve. We believe this approach can further strengthen our market position, expand the breadth of services our clients utilize, increase our competitive advantage and contribute to our long-term growth.

Our Solutions
We use our competencies and capabilities to develop comprehensive and reliable, technology-centric solutions that address the specific needs of our customers. Our platform of temperature-controlled supply chain products and solutions includes cold-chain and cryogenic life sciences equipment, advanced packaging, informatics, specialty logistics services, biostorage services, kitting, labeling, and fulfillment. These products and solutions are utilized for temperature-controlled supply chain services in the life sciences industry for personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to certain ranges of precision-controlled temperatures and environments.
Our Cryoport Express Solutions are comprised primarily of a sophisticated, cloud-based, logistics management platform, which is branded as the Cryoportal Logistics Management Platform, or the Cryoportal, Cryoport Express Shippers and the SmartPak Condition Monitoring System, or the SmartPak. The Cryoportal supports the management of shipments through a single interface, which includes order entry, document preparation, customs documentation, courier management, near real-time shipment tracking and monitoring, issue resolution, and regulatory compliance requirements. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment through data collected by the SmartPak. The Cryoportal can record and retain a fully documented history of all Cryoport Express Shippers, including chain-of-custody, chain-of-condition, chain-of-identity, and Chain of Compliance information for each shipment, which is used to ensure that the stability of shipped biologic commodities are maintained throughout the shipping cycle. At the client’s option, recorded information is archived, allowing the client to meet exacting requirements necessary for scientific work and/or proof of regulatory compliance during the logistics process.
During 2018 we introduced our Chain of Compliance solution, as a new industry standard within the C&GT market. Our Chain of Compliance goes beyond chain of condition, chain of custody and chain of identity by providing traceability of the equipment and processes supporting each client or patient therapy. The Chain of Compliance enables us to recall any single or every transport that an individual Cryoport Express Shipper has taken, the client(s) it supported, the commodity transported, its performance during transit, and each step that we perform before the shipper is put back into service. This includes Cryoport Express Shipper performance and requalification history, commodity history, courier handling and performance history, calibration history, and correlation competencies that can link in field events to equipment performance. Many of these standards have now been incorporated in the recently released ISO-21973 standard and we believe they are likely to become regulatory requirements in the near future.
In September of 2019, the Cryoport Express Advanced Therapy Shippers were launched to address specific needs of biopharma companies developing and commercializing C&GTs. These Advanced Therapy Shippers provide verification processes to ensure that they have only been used for human-based therapies and materials and employ advanced validated cleaning methods to minimize the risk of cross-contamination of equipment and materials during use, delivery, and distribution of biopharmaceutical materials.
We further extended our solutions, capabilities, and global logistics network through the following recent acquisitions:
In May 2019, we expanded our capabilities by acquiring Cryogene Partners, a Texas general partnership doing business as Cryogene Labs, or Cryogene. Cryogene operates an expanding state-of-the-art temperature-controlled biostorage solutions business strategically located in Houston, Texas. Cryogene is an industry leader in the management of pre-clinical services which include critical biological commodities to support clinical research, the advancement of C&GTs, GMP biologics, and public health research. It provides customized, end-to-end chain of custody/chain of condition solutions for its clients.
In October 2020, we further expanded our capabilities by acquiring CRYOPDP, a leading global provider of innovative temperature-controlled logistics solutions for high value, time critical and temperature-sensitive pharmaceuticals. CRYOPDP covers a significant portion of the healthcare temperature-controlled supply chain including packaging, pick-pack kit preparation, premium services and specialty pharma/biopharma courier support. This acquisition increased our global presence to a network of 27 global supply chain centers in 13 countries. This network gives us a new advantage when serving global multi-national customers and also provides redundancies and backup that reduce supply chain risk for our customers. CRYOPDP has also developed a cloud-based platform branded as UnITy, which we plan to integrate with our Cryoportal Logistics Management Platform. UnITy provides functionalities such as Transport Management System, Warehousing Management System, Quality Management System, a Customer Experience portal, mobile apps for track and trace during transport and storage as well as integration with transportation agents and business partners.
In October 2020, we made a second acquisition, acquiring MVE Biological Solutions from Chart Industries, Inc. MVE Biological Solutions provides cryobiological storage and transportation solutions for the life sciences industry through its advanced line of cryogenic stainless-steel freezers, aluminum dewars and related ancillary equipment used in the storage and transport of life sciences commodities, which includes the rapidly growing C&GT business. With three primary facilities, located in Ball Ground, Georgia, New Prague, Minnesota and Cheng-du, China, MVE Biological Solutions is a leader in serving the life sciences industry throughout the world. The acquisition is a vertical integration that, in addition to expanding our footprint to handle the growing demand driven by the growth in the C&GT market, helps to secure our supply of cryogenic shippers and storage equipment. Cryobiological storage and transport clients include medical laboratories, biotech/pharmaceutical research facilities, blood and tissue banks, veterinary laboratories, large-scale repositories, and fertility clinics. The addition of MVE Biological Solutions allows us to capture a greater share of the global spend on supply chain products and services that supports C&GT.
As demonstrated by our organic growth and acquisitions, we are continually focused on establishing comprehensive temperature-controlled supply chain solutions to support the rapidly expanding global landscape of the life sciences industry.
The Markets We Serve
Pharma/Biopharma.   In the pharma/biopharma market we are focused on supporting the saving of lives. From clinical research and development to clinical research organizations to clinical trials for C&GTs to the storage and delivery of life-saving C&GTs to the customers of biopharmaceutical and biotechnology organizations to crucial points of care, we strive to address fundamental-to-advanced temperature-controlled storage, transport, packaging, fulfillment, and information challenges. In particular, C&GTs have become a rapidly growing area of biological drug development, with over 1,000 clinical trials underway in 2020. This therapeutic approach has certain supply chain challenges that we believe our solutions can help address.
Human Reproductive Medicine.   In the human reproductive medicine market we are focused on the support of the creation of human life by supporting In Vitro Fertilization, or IVF, and related technologies along with clinical networks globally. Through our CryoStork services, we transport reproductive materials through dedicated medical transport services to help ensure that IVF materials are on the next flight out to their destination. IVF materials also receive one-on-one handling and individualized attention during the entire logistics process. In addition, we also provide cryobiological storage equipment to fertility clinics around the world.
Animal Health.   In the animal health market we provide support for animal reproduction, which primarily involves the production of protein for sustaining life. We also support the health of recreational and companion animals. Animal disease prevention and control rely on the safe transport and storage of vaccines and other biological materials around the world. Our temperature-controlled supply chain solutions are designed to help avoid costly delays through nonstop monitoring and complete fleet management from and to the origin and destination points as well as provide cryobiological storage equipment for veterinary laboratories and large-scale repositories.
Recent Developments
Acquisitions
On October 1, 2020, we completed our acquisition of CRYOPDP for a cash consideration of €49,000,000, subject to cash, net debt, working capital and other adjustments. CRYOPDP, based in France, is a leading global provider of innovative temperature-controlled logistics solutions to the clinical research, pharmaceutical and cell and gene therapy markets. CRYOPDP conducts its business activities mainly through entities based in the United Kingdom, the United States, the Asia-Pacific region, and India.
Also, on October 1, 2020, we completed our acquisition of MVE Biological Solutions for cash consideration of $320 million, subject to customary closing working capital and other adjustments. We financed a portion of the closing cash payment of the MVE Biological Solutions acquisition with the net proceeds of the Blackstone Private Placement, as further discussed below. MVE Biological Solutions is a global leader in manufactured vacuum insulated products and cryogenic freezer systems for the life sciences industry. MVE Biological Solutions has manufacturing and distribution operations in the United States, Europe, and Asia.
As a result of the acquisitions, we have approximately 625 employees: 605 full-time, 10 part-time, and 10 temporary, of which 250 are located in the Americas, 158 in Europe, the Middle East and Africa, or EMEA, and 217 in Asia Pacific, or APAC. We believe that we have assembled a strong management/leadership team with the experience and expertise needed to execute our business strategy. We anticipate hiring additional personnel as needs dictate to implement our global growth strategy.
After the acquisitions, we lease or own various corporate, research and development, biostorage, global logistics and supply chain centers at 37 total sites across the Americas, EMEA and APAC regions. We believe that these facilities are adequate, suitable and of sufficient capacity to support our immediate and expected needs.
Blackstone Private Placement
In connection with the MVE Biological Solutions acquisition, on October 1, 2020, we completed a private placement with an investment vehicle of funds affiliated with The Blackstone Group Inc., consisting of the issuance and sale of (i) 250,000 shares of a newly designated 4.0% Series C Convertible Preferred Stock, par value $0.001 per share, or the Series C Convertible Preferred Stock, at a price of $1,000 per share, for $250 million, and (ii) 675,536 shares of our common stock for $25.0 million, for an aggregate purchase price of $275.0 million, pursuant to a Securities Purchase Agreement, dated August 24, 2020, between us and Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.).
Preliminary Estimates for the Three Months Ended December 31, 2020
While we have not finalized our full financial results as of and for the quarter ended December 31, 2020, we expect to report that our total revenue for the three months ended December 31, 2020 to be between $47.7 million and $48.5 million, as compared to $9.2 million for the three months ended December 31, 2019. The expected total revenue is based on expected revenues for each of Cryoport Systems, LLC, Cryogene, MVE Biological Solutions and CRYOPDP, which we expect to be between $11.1 million and $11.2 million for Cryoport Systems, $1.4 million for Cryogene, between $22.6 million and $23.0 million for MVE Biological Solutions, and between $12.6 million and $12.9 million for CRYOPDP, respectively. The estimated increase in total revenue was primarily attributable to growth in the Pharma/Biopharma market. We are not at this time able to estimate the amount of our operating loss or net loss, although we expect them to be substantial for the quarter and year ended December 31, 2020 due, in part, to purchase price adjustments associated with our acquisitions of CRYOPDP and MVE Biological Solutions.
These amounts are preliminary, have not been audited and are subject to change in connection with the completion of our financial statements for the quarter and year ended December 31, 2020. Our expectations with respect to our unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this unaudited preliminary financial information and does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial condition, liquidity and results of operations as of and for the year ended December 31, 2020, which will not be available until after this offering is completed.
Risks Relating to our Business
Our business is subject to numerous risks and uncertainties, including, but not limited to, the following:
•
The integration and operation of acquired businesses, including MVE Biological Solutions and CRYOPDP, may disrupt our business and create additional expenses, and we may not achieve the anticipated benefits of the acquisitions.

•
Our products and services may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs, litigation and product recalls.

•
The recent global pandemic caused by COVID-19 has already and may continue to adversely affect our business operations, financial performance and results of operations, the extent of which is uncertain and difficult to predict.

•
As an increasingly global business, we are exposed to economic, political, and other risks in different countries which could materially reduce our sales, profitability or cash flows, or materially increase our liabilities.

•
We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, marketing and distribution capabilities necessary to successfully commercialize our solutions.

•
Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.

•
We depend on the availability of certain component products used in our solutions; if we experience delays in the procurement of components manufactured by third parties, then we may experience customer dissatisfaction and our reputation could suffer.

•
We operate in a competitive industry and if we cannot compete effectively, we will lose business.

•
If we successfully develop products and/or services, but those products and/or services do not achieve and maintain market acceptance, our business will not be profitable.

•
Our success depends, in part, on our ability to obtain patent protection for our solutions, preserve our trade secrets, and operate without infringing the proprietary rights of others.

•
We rely upon certain critical information systems, including our Cryoportal software platform, for the operation of our business and the failure of any critical information system could adversely impact our reputation and future revenues and we may be required to increase our spending on data and system security.

•
Complying with certain regulations that apply to shipments using our solutions can limit our activities and increase our cost of operations.

•
We are subject to regulation by the FDA or certain similar foreign regulatory agencies, and failure to comply with such regulations could harm our reputation, business, financial condition and results of operations.

•
Historically, we have incurred significant losses and we may incur losses in the future.

•
We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

For more information regarding these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein.
Our Corporate Information
We are a Nevada corporation originally incorporated under the name G.T.5-Limited on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, subsequently reorganized into a California corporation on December 11, 2000, and converted into Cryoport Systems, LLC, a California limited liability company, on September 17, 2020 remains an operating company under Cryoport, Inc. Our principal executive offices are located at 112 Westwood Place, Suite 350, Brentwood, TN 37027. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com. The information on our website is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
We became public by a reverse merger with a shell company in May 2005. Over time, we have transitioned from being a development company to a fully operational public company, providing temperature controlled logistics solutions to the life sciences industry globally.

THE OFFERING
Common stock offered by us
$200,000,000 of shares of our common stock.
Option to purchase additional
shares
We have granted the underwriters an option for a period of 30 days to purchase up to an additional $30,000,000 of shares of our common stock.
Common stock to be outstanding immediately after the offering
42,782,408 shares of common stock (or 43,250,865 shares of common stock if the underwriters exercise their option to purchase additional shares in full), based on the assumed issuance of 3,123,048 shares in this offering (or 3,591,505 shares if the underwriters exercise their option to purchase additional shares in full) at an assumed public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021.
Use of proceeds
We estimate the net proceeds to us from this offering will be approximately $187.5 million (or $215.7 million if the underwriters exercise their option to purchase additional shares in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
Risk factors
There are risks associated with participating in this offering. For a discussion of some of the risks you should consider before deciding whether to participate in this offering, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.
Nasdaq Capital Market symbol
Our common stock is traded on the Nasdaq Capital Market under the symbol “CYRX”.
The number of shares of common stock shown above to be outstanding after this offering is based on 39,659,360 shares outstanding as of September 30, 2020 (after giving effect to the issuance of 675,536 shares of common stock in a private placement on October 1, 2020), excluding:
•
up to 5,531,500 shares of common stock reserved for issuance upon the conversion of convertible notes outstanding as of September 30, 2020;

•
6,474,135 shares of common stock reserved for issuance upon the conversion of shares of Series C Convertible Preferred Stock issued on October 1, 2020;

•
7,629,298 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of September 30, 2020 with a weighted average exercise price of  $9.65 per share; and

•
1,023,524 shares of common stock available for future grant under the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan, or the 2018 Plan, as of September 30, 2020.

Unless otherwise indicated, all information in this prospectus supplement assumes or gives effect to:
•
no conversion of the outstanding convertible notes or convertible preferred stock referred to above;

•
no exercise of the outstanding options referred to above; and

•
no exercise of the underwriters’ option to purchase additional shares from us.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Information.”
Risks Relating to this Offering
Management will have broad discretion in determining how to use the proceeds of this offering.
Our management will have broad discretion over the use of proceeds from this offering, and we could use the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have an adverse effect on the market price of our common stock.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.
Since the public offering price for our common stock in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.
Future sales of shares of our common stock may depress the price of our shares and be dilutive to our existing stockholders.
We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. As of January 14, 2021, there were 39,877,192 shares of our common stock outstanding. Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.
As of January 14, 2021, we could also issue up to an additional 8,438,272 shares of our common stock upon exercise of outstanding options or reserved for future issuance under our stock incentive plans. In addition, we reserved 5,531,500 shares of our common stock issuable upon conversion of our convertible notes and 6,474,135 shares of our common stock issuable upon conversion of our Series C Convertible Preferred Stock. The exercise of any options, the issuance of our common stock upon conversion of the convertible notes or Series C Convertible Preferred Stock or in connection with acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock.
To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, if the holders of our outstanding options or warrants exercise such securities, you may incur further dilution.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.
The unaudited pro forma condensed combined financial information referred to below and incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only and does not purport to represent what our financial position or results of operations would have been had the CRYOPDP and MVE Biological Solutions acquisitions described in the unaudited pro forma condensed combined financial information been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the CRYOPDP and MVE Biological Solutions acquisitions.
We have incorporated by reference in this prospectus supplement and the accompanying prospectus the unaudited pro forma condensed combined financial information appearing as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on December 14, 2020, or December 14, 2020 Form 8-K/A. This unaudited pro forma condensed combined financial information gives pro forma effect to the CRYOPDP and MVE Biological Solutions acquisitions, subject to the assumptions and limitations described therein. You should carefully review such unaudited pro forma condensed combined financial information and the other information appearing in the December 14, 2020 Form 8-K/A (including the exhibits thereto) before investing in our common stock.
The unaudited pro forma condensed combined financial information included in the December 14, 2020 Form 8-K/A is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what our financial position or results of operations would have been had the CRYOPDP and MVE Biological Solutions acquisitions been completed as of the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the CRYOPDP and MVE Biological Solutions acquisitions.
Our, CRYOPDP’s and MVE Biological Solutions’ financial positions and results of operations prior to or following the CRYOPDP and MVE Biological Solutions acquisitions may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information included in the December 14, 2020 Form 8-K/A. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and may be affected by a broad range of factors.
As a result of the foregoing, investors should not place undue reliance on the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $187.5 million (or approximately $215.7 million if the underwriters exercise in full their option to purchase additional shares).
Each $1.00 increase or decrease in the assumed public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021, would increase or decrease, as applicable, the expected net proceeds to us by approximately $2.9 million, assuming the number of shares offered by us remains the same, and after deducting estimated underwriting discounts. Similarly, each increase or decrease of 100,000 shares in the number of shares of common stock offered by us would increase or decrease, as applicable, the expected net proceeds to us by approximately $6.0 million, assuming the assumed public offering price of $64.04 per share remains the same, and after deducting estimated underwriting discounts and commissions.
We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, inventory development, global infrastructure buildout and facilities expansion, sales and marketing. We may use a portion of the net proceeds to repurchase or redeem up to 50,000 shares of our outstanding Series C Convertible Preferred Stock, or acquire complimentary products, technologies, intellectual property or businesses; however, we currently do not have any agreements or commitments to complete any such transactions and are not involved in negotiations regarding such transactions.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. The amount and timing of our actual expenditures will depend upon numerous factors, many of which are out of our control. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on our judgment regarding the application of the net proceeds.
Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing instruments.

DIVIDENDS
No dividends on common stock have been declared or paid by us. We intend to employ all available funds for the development of our business and, accordingly, do not intend to pay any cash dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:
•
on an actual basis;

•
on a pro forma basis to give effect to (i) the CRYOPDP acquisition, (ii) the MVE Biological Solutions acquisition and (iii) the issuance and sale of 250,000 shares of our Series C Convertible Preferred Stock and 675,536 shares of our common stock in a private placement in October 2020 and our receipt of approximately $265.4 million in aggregate net proceeds therefrom; and

•
on a pro forma as adjusted basis to give further effect to the sale of 3,123,048 shares of our common stock offered by us in this offering, assuming a public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and the unaudited consolidated financial statements and the related notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, all of which are incorporated by reference herein. In addition, you should read the as adjusted financial information presented in this table in conjunction with the audited financial statements and the related notes thereto of each of CRYOPDP and MVE Biological Solutions, and our unaudited pro forma condensed combined financial information and related notes thereto, appearing as Exhibit 99.1 to the December 14, 2020 Form 8-K/A.
	As of September 30, 2020
	Actual	Pro Forma	Pro Forma As Adjusted(1)
Cash and cash equivalents	$161,987,083	$56,196,003	$243,695,997
Debt:
Convertible note, net of discount of $3,844,791	$111,155,209	$111,155,209	$111,155,209
Long-term debt	—	4,682,800	4,682,800
Total	111,155,209	115,838,009	115,838,009
Stockholders’ equity:
Preferred stock, $0.001 par value; 2,500,000 shares authorized; none issued and outstanding, actual; 250,000 shares issued and outstanding, pro forma and pro forma as adjusted	—	250	250
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 38,983,824 shares issued and outstanding, actual; 39,659,360 shares issued and outstanding, pro forma; 42,782,408 shares issued and outstanding, pro forma as adjusted	38,984	39,660	42,783
Additional paid-in capital	300,273,819	563,861,731	763,858,602
Accumulated deficit	(180,483,423)	(183,854,284)	(183,854,284)
Accumulated other comprehensive income	206,626	206,626	206,626
Total stockholders’ equity	120,036,006	380,253,983	580,253,977
Total capitalization	$231,191,215	$496,091,992	$396,091,986

(1)
Each $1.00 increase or decrease in the assumed public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021, would increase or decrease, as applicable, each of our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2.9 million, assuming the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 shares in the number of shares of common stock offered by us would increase or decrease, as applicable, each of our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $6.0 million, assuming the assumed public offering price of $64.04 per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.
The table and discussion above is based on 39,659,360 shares outstanding as of September 30, 2020 (after giving effect to the issuance of 675,536 shares of common stock in a private placement on October 1, 2020), excluding:
•
up to 5,531,500 shares of common stock reserved for issuance upon the conversion of convertible notes outstanding as of September 30, 2020;

•
6,474,135 shares of common stock reserved for issuance upon the conversion of shares of Series C Convertible Preferred Stock issued on October 1, 2020;

•
7,629,298 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of September 30, 2020 with a weighted average exercise price of  $9.65 per share; and

•
1,023,524 shares of common stock available for future grant under the 2018 Plan, as of September 30, 2020.

DILUTION
If you invest in shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of September 30, 2020 was approximately $104.1 million, or $2.67 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the 38,983,824 shares of our common stock outstanding as of September 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our pro forma net tangible book value as of September 30, 2020 was $22.3 million, or $0.56 per share. Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 39,659,360 shares of our common stock outstanding as of such date, after giving effect to (i) the CRYOPDP acquisition, (ii) the MVE Biological Solutions acquisition, and (iii) the issuance and sale of 250,000 shares of our Series C Convertible Preferred Stock and 675,536 shares of our common stock in a private placement in October 2020 and our receipt of approximately $265.4 million in aggregate net proceeds therefrom.
After giving further effect to the assumed issuance and sale of 3,123,048 shares in this offering at an assumed public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $209.8 million, or $4.90 per share. This represents an immediate increase in pro forma net tangible book value of approximately $4.34 per share to existing stockholders and immediate dilution in pro forma net tangible book value of  $59.14 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$64.04
Historical net tangible book value per share as of September 30, 2020	$2.67
Pro forma adjustment in historical net tangible book value per share attributable to the pro forma transactions described above	$(2.11)
Pro forma net tangible book value per share as of September 30, 2020	$0.56
Increase in net tangible book value per share attributable to this offering	$4.34
Pro forma as adjusted net tangible book value per share after this offering		$4.90
Dilution per share to new investors participating in this offering		$59.14
Each $1.00 increase or decrease in the assumed public offering price of $64.04 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 15, 2021, would increase or decrease, as applicable, the pro forma as adjusted net tangible book value by $0.07 per share and the dilution per share to new investors by $0.93 per share, assuming the number of shares offered by us remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We may also increase or decrease the number of shares we are offering. Each increase or decrease of 100,000 shares in the number of shares we are offering would increase or decrease, as applicable, our pro forma as adjusted net tangible book value by approximately $6.0 million, or $0.06 per share, and decrease or increase, as applicable, the dilution per share to new investors participating in this offering by $(1.06) per share, assuming that the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.
If the underwriters exercise their option to purchase up to an assumed additional 468,457 shares of our common stock in full at the assumed public offering price of $64.04 per share, the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $5.50 per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $58.54 per share.
The above discussion is based on 39,659,360 shares of common stock outstanding as of September 30, 2020, after giving effect to the pro forma transactions described above, and excludes:
•
up to 5,531,500 shares of common stock reserved for issuance upon the conversion of convertible notes outstanding as of September 30, 2020;

•
6,474,135 shares of common stock reserved for issuance upon the conversion of shares of Series C Convertible Preferred Stock issued on October 1, 2020;

•
7,629,298 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of September 30, 2020 with a weighted average exercise price of $9.65 per share; and

•
1,023,524 shares of common stock available for future grant under the 2018 Plan as of September 30, 2020.

To the extent that outstanding convertible notes or shares of Series C Convertible Preferred Stock are converted or outstanding options are exercised, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO THE COMMON STOCK TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividends,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated January   , 2021, among us and Morgan Stanley & Co. LLC, Jefferies LLC, SVB Leerink LLC and UBS Securities LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:
UNDERWRITER	NUMBER OF SHARES
Morgan Stanley & Co. LLC
Jefferies LLC
SVB Leerink LLC
UBS Securities LLC
Total
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of  $      per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of  $      per share of common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without option to purchase additional shares	With option to purchase additional shares	Without option to purchase additional shares	With option to purchase additional shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.5 million. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $10,000.
Listing
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CYRX”.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional           shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, and our officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly:
•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or

•
otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•
publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement, or the restricted period without the prior written consent of Morgan Stanley & Co. LLC.

In the case of the Company, the foregoing restrictions shall not apply to:
(a)
the shares of common stock to be sold pursuant to this prospectus supplement;

(b)
the issuance by us of shares of common stock or options or rights to purchase shares of common stock or shares of common stock upon exercise of options or other vesting pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus or the registration statement of which this prospectus is a part;

(c)
the issuance by us of shares of common stock upon the exercise of an option or warrant or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into common stock, or the acquisition or exchange by us of other securities or rights ultimately exchangeable or exercisable for, or convertible into, common stock outstanding on the date hereof as described in this prospectus supplement or the accompanying prospectus;

(d)
the redemption by us of outstanding shares of its preferred stock in accordance with its terms on the date hereof as described this prospectus supplement or the accompanying prospectus;

(e)
the issuance of shares of common stock in connection with any acquisitions or strategic investments (and the filing of any registration statement relating to the issuance or resale of the same), provided that in the case of this clause (e), the aggregate amount of common stock that we may issue shall not exceed 5% of the common stock issued and outstanding immediately following this offering; or

(f)
facilitating the establishment of a trading plan on behalf of any of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

In the case of the directors and officers, the foregoing restrictions shall not apply to:
(a)
transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(b)
transfers of shares of common stock or any security convertible into common stock as a bona fide gift, or by will or intestate succession to a family member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a family member or by operation of law pursuant to a qualified domestic order or as required by a divorce settlement; provided, however, that in any such case, it shall be a condition to such transfer that:

•
each transferee executes and delivers to the representatives an agreement in form and substance satisfactory to the representatives stating that such transferee is receiving and holding such common stock or security convertible into common stock subject to the provisions of the lock-up agreement and agrees not to sell or offer to sell such common stock or any security convertible into common stock, engage in any swap or engage in any other activities restricted under the lock-up agreement except in accordance with the lock-up agreement (as if such transferee had been an original signatory hereto), and

•
prior to the expiration of the restricted period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of common stock in connection with such transfer;

(c)
distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of the undersigned; provided that (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

(d)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

(e)
transfers or sales of common stock pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act that has been entered into by the directors and officers prior to the date of the lock-up agreement; provided that any required filing under Section 16(a) of the Exchange Act specifies that the sale was made pursuant to such plan.
This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.
Morgan Stanley & Co. LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution
A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Australia
No prospectus or other disclosure document, as defined in the Corporations Act 2001 (“Cth”) of Australia, or the Corporations Act, in relation to our shares has been or will be lodged with the Australian Securities & Investments Commission, or the ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)
you confirm and warrant that you are either:

(i)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)
a person associated with us under section 708(12) of the Corporations Act; or

(iv)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)
you warrant and agree that you will not offer any of our shares for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National S-84 Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no common shares, or the Shares, have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or

Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of our common stock under the Israeli Securities Law, 5728 — 1968, or the Israeli Securities Law, which requires a prospectus to be published and authorized by the Israel Securities Authority if it complies with certain provisions of Section 15 of the Israeli Securities Law, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law. In particular, we may request, as a condition to be offered shares of our common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer to be issued shares of our common stock; (iv) that the shares of our common stock and that it will be issued are subject to exemptions available under the Israeli Securities Law (a) for its own account, (b) for investment purposes only and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that S-85 corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.
Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Notice to Prospective Investors in the United Kingdom
This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada. Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP. Davis Polk & Wardell LLP, Menlo Park, California, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.
EXPERTS
Ernst & Young LLP, an independent registered public accounting firm, has audited Cryoport, Inc.’s consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019, included in Cryoport, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Cryoport, Inc.’s internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement. The consolidated financial statements of Cryoport, Inc. are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited Cryoport, Inc.’s consolidated financial statements as of December 31, 2018, and for the year ended December 31, 2018, included in Cryoport, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement. The consolidated financial statements of Cryoport, Inc. are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.
Crowe HAF, an independent registered public accounting firm, has audited the financial statements of CRYOPDP as of December 31, 2019 and for the year ended December 31, 2019, included in Cryoport, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 14, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement. The audited financial statements of CRYOPDP are incorporated by reference in reliance on Crowe HAF’s report given on their authority as experts in accounting and auditing.
The combined financial statements of Chart Cryobiological Storage as of and for the years ended December 31, 2019 and 2018, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on December 14, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available at the SEC’s website at http://www.sec.gov.
We also maintain a website at http://www.cryoport.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.
This prospectus supplement incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) after the date of this prospectus supplement and prior to the termination of this offering.
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 10, 2020;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 8, 2020, August 10, 2020 and November 6, 2020, respectively;

•
Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on March 3, 2020, May 5, 2020, May 21, 2020, May 27, 2020, August 21, 2020, August 25, 2020, October 1, 2020, December 14, 2020, January 19, 2021 and January 19, 2021; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 22, 2015, and any amendment or report filed for the purposes of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at:
Cryoport, Inc.
112 Westwood Place, Suite 350
Brentwood, TN 37027
Attn: Chief Financial Officer
(949) 470-2300

PROSPECTUS
CRYOPORT, INC.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on The Nasdaq Capital Market under the symbol “CYRX”. On December 14, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $49.44 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 15, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Cryoport,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Cryoport, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.cryoport.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 8, 2020, August 10, 2020 and November 6, 2020, respectively.

•
Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on March 3, 2020, May 5, 2020, May 21, 2020, May 27, 2020, August 21, 2020, August 25, 2020, October 1, 2020 and December 14, 2020 (except, in each case, for information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC).

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 22, 2015 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Cryoport, Inc.
112 Westwood Place, Suite 350
Brentwood, TN 37027
Attn: Chief Financial Officer
(949) 470-2300
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are redefining the temperature-controlled supply chain for the life sciences industry by providing a unique and evolving platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialty logistics services, biostorage services, and cryogenic life sciences equipment and solutions. We provide our solutions to the pharma/biopharma, reproductive medicine, and animal health markets and our primary focus is on addressing the critical temperature-controlled supply chain needs within the biopharmaceutical space with an emphasis on serving the rapidly growing cell and gene therapy market.
We believe our growth strategy is aligned with the rapid growth and demand of the markets we serve. To further strengthen our leading market position, we complement our internal expertise and capabilities through acquisitions and strategic partnerships geared towards providing best-in-class supply chain solutions to the global life sciences markets.
Our position in cell and gene therapy, our organic growth and the addition of recent acquisitions advance our vision to be the life sciences industry’s preeminent partner for temperature-controlled supply chain solutions and support our mission to support life and health by delivering reliable and comprehensive temperature-controlled supply chain solutions for life sciences through innovation, advanced technologies, a global supply chain network and the dedication of our skilled personnel.
Our Corporate Information
We are a Nevada corporation originally incorporated under the name G.T.5-Limited on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to Cryoport, Inc. and acquired all of the issued and outstanding shares of common stock of Cryoport Systems, Inc., a California corporation, in exchange for 200,901 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). Cryoport Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc. Our principal executive offices are located at 112 Westwood Place, Suite 350, Brentwood, TN 37027. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com. The information on our web site is not, and should not be deemed to be, a part of this prospectus.
We became public by a reverse merger with a shell company in May 2005. Over time, we have transitioned from being a development company to a fully operational public company, providing temperature controlled logistics solutions to the life sciences industry globally.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation and our amended and restated bylaws, which have been publicly filed with the SEC, as well as the provisions of the Nevada Revised Statutes. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of 100,000,000 authorized shares of common stock, par value $0.001 per share, and 2,500,000 shares of undesignated or “blank check” preferred stock, par value of $0.001, of which, 800,000 shares have been designated as Class A Convertible Preferred Stock, 585,000 shares have been designated as Class B Convertible Preferred Stock and 250,000 shares have been designated as Class C Convertible Preferred Stock. As of September 30, 2020, there were 38,983,824 shares of common stock outstanding, no shares of Class A Preferred Stock outstanding, no shares of Class B Preferred Stock outstanding and no shares of Class C Preferred Stock outstanding.
Common Stock
Subject to the preferential rights of any outstanding preferred stock, each holder of our common stock is entitled to receive ratable dividends, if any, as may be declared by our board of directors out of funds legally available for the payment of dividends. No dividends on our common stock have been declared or paid by us. We intend to employ all available funds for the development of our business and, accordingly, do not intend to pay any cash dividends in the foreseeable future. Holders of our common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus, the holders of more than 50% of the outstanding shares of our common stock can elect all of our directors if they choose to do so. The holders of our common stock have no preemptive, subscription, conversion or redemption rights. There are no sinking fund provisions applicable to our common stock. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding preferred stock. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Preferred Stock
Our board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the board of directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our Company that some stockholders may believe is not in their interest.
Series C Convertible Preferred Stock
In October 2020, we filed a Certificate of Designation with the Nevada Secretary of State, establishing the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our 4.0% Series C Convertible Preferred Stock, which are described in more detail below.
Dividend Rights and Liquidation Preferences.   The Series C Convertible Preferred Stock ranks senior to our common stock, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, or a Liquidation. The holders are entitled to dividends on the original purchase price of $1,000 per share at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears. The holders are also entitled to participate in dividends declared or paid on our common stock on an as-converted basis. Upon a Liquidation, each share of Series C Convertible Preferred Stock is entitled to receive an amount per share equal to the greater of (i) $1,000 per share, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series C Convertible Preferred Stock would have been entitled to receive at such time if the Series C Convertible Preferred Stock were converted into common stock, or the Liquidation Preference.
Conversion Features.   The Series C Convertible Preferred Stock is convertible, in whole or in part, at the option of the holders at any time into shares of our common stock at a conversion price equal to $38.6152 per share, subject to certain customary adjustments in the event of certain adjustments to our common stock.
After the second anniversary of October 1, 2020, or the Series C closing date, subject to certain conditions, we may at our option require conversion of all of the outstanding shares of the Series C Convertible Preferred Stock to common stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of the election to convert, the closing price of our common stock is at least 150% of the conversion price.
Redemption Rights.   We may redeem the Series C Convertible Preferred Stock for cash, as follows:
•
within six months of the Series C closing date, up to 50,000 shares of the Series C Convertible Preferred Stock at a price equal to 125% of the purchase price paid by plus any accrued and unpaid dividends;

•
at any time beginning five years after the Series C closing date (but prior to six years after the Series C closing date), all of the Series C Convertible Preferred Stock at a price equal to 105% of the purchase price paid plus any accrued and unpaid dividends; or

•
at any time beginning six years after the Series C closing date, all of the Series C Convertible Preferred Stock at a price equal to 100% of the purchase price paid plus any accrued and unpaid dividends.

Upon a “Fundamental Change” (involving a change of control or de-listing of the Company as further described in the Certificate of Designation), each holder shall have the right to require us to redeem all or any part of the holder’s Series C Convertible Preferred Stock for an amount equal to the Liquidation Preference plus any accrued and unpaid dividends.
Voting and Consent Rights.   Holders of the Series C Convertible Preferred Stock are generally entitled to vote with the holders of the shares of common stock on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable. Additionally, the consent of the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock will be required for so long as any shares of the Series C Convertible Preferred Stock remain outstanding for (i) amendments to our organizational documents that have an adverse effect on the holders of Series C Convertible Preferred Stock and (ii) issuances by us of securities that are senior to, or equal in priority with, the Series C Convertible Preferred Stock, including any shares of our Series A Preferred Stock or Series B Preferred Stock. In addition, for so long as 75% of the Series C Convertible Preferred Stock issued in connection with the purchase agreement between us and Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) remains outstanding, consent of the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock will be required for (i) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting and (ii) incurrence by us of any indebtedness unless our ratio of debt to LTM EBITDA (as defined in the Certificate of Designation) would be less than a ratio of 5-to-1 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom.
Series C Registration Rights Agreement
On October 1, 2020, we entered into a registration rights agreement, or the Series C Registration Rights Agreement, pursuant to which the holders of shares of Series C Convertible Preferred Stock, shares of common stock issued upon conversion of Series C Convertible Preferred Stock and shares of common stock issued in the private placement have certain customary registration rights with respect to such shares of common stock issuable upon conversion of Series C Convertible Preferred Stock and such shares of common stock. Pursuant to the Series C Registration Rights Agreement, we will use commercially reasonable efforts to cause the registration statement of which this prospectus is a part or a subsequent registration statement to be continuously effective and usable for so long as any registrable securities remain outstanding.
The holders also have the right to request up to four underwritten offerings, so long as the anticipated gross proceeds of such underwritten offering is not less than $35 million (unless the holders are proposing to sell all of their remaining registrable securities, in which case no such minimum gross proceeds threshold shall apply), and the holders have the right to request unlimited non-underwritten shelf take-downs. The Series C Registration Rights Agreement also grants each holder customary “piggyback” registration rights. If we propose to register any shares of common stock (or to make an underwritten public offering pursuant to a previously filed registration statement), each holder will be entitled, subject to certain exceptions, to include its registrable securities in the registration (or such underwritten offering).
The Series C Registration Rights Agreement permits us to suspend use of the registration statement of which this prospectus is a part for a certain period, or a Suspension Period, if the Board of Directors has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the holders could be materially detrimental to the Company. There will not be more than two Suspension Periods in any 12-month period and there shall be no more than 60 days of suspension within any 12-month period.
Anti-Takeover Provisions
Nevada Law
Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable, we would need to have a specified number of Nevada residents as shareholders, and we would have to do business in Nevada directly or through an affiliate.
Nevada Revised Statutes sections 78.411 to 78.444 prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation. The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.
Articles of Incorporation and Bylaws Provisions
In addition, our articles of incorporation and our bylaws contain provisions that may make the acquisition of our company more difficult, including, but not limited to, the following:
•
requiring at least 75% of outstanding voting stock in order to call a special meeting of stockholders;

•
not allowing stockholders to take action by written consent in lieu of a meeting;

•
setting forth specific procedures regarding how our stockholders may present proposals or nominate directors for election at stockholder meetings;

•
requiring advance notice and duration of ownership requirements for stockholder proposals;

•
permitting our board of directors to issue preferred stock without stockholder approval; and

•
limiting the rights of stockholders to amend our bylaws.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Cryoport,” “we,” “our” or “us” refer to Cryoport, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•
whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•
we are the surviving corporation or the successor person (if other than Cryoport) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•
default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Cryoport and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Cryoport; or

•
any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cryoport, Inc. Snell & Wilmer L.L.P. will pass upon certain matters of Nevada law relating to the issuance and sale of the securities offered hereby on behalf of Cryoport, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, an independent registered public accounting firm, has audited Cryoport, Inc.’s consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019, included in Cryoport, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Cryoport, Inc.’s internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus. The consolidated financial statements of Cryoport, Inc. are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
KMJ Corbin & Company LLP, an independent registered public accounting firm, has audited Cryoport, Inc.’s consolidated financial statements as of December 31, 2018, and for the year ended December 31, 2018, included in Cryoport, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus. The consolidated financial statements of Cryoport, Inc. are incorporated by reference in reliance on KMJ Corbin & Company LLP’s report, given on their authority as experts in accounting and auditing.
Crowe HAF, an independent registered public accounting firm, has audited the financial statements of CRYOPDP as of December 31, 2019 and for the year ended December 31, 2019, included in Cryoport, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 14, 2020, as set forth in their report, which is incorporated by reference in this prospectus. The audited financial statements of CRYOPDP are incorporated by reference in reliance on Crowe HAF’s report given on their authority as experts in accounting and auditing.
The combined financial statements of Chart Cryobiological Storage as of and for the years ended December 31, 2019 and 2018, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K/A filed with the SEC on December 14, 2020, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$200,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Morgan Stanley Jefferies SVB Leerink UBS Investment Bank
Dated           , 2021